                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To New Image Industries, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8, File No, 33-34074, dated March 29, 1990, of New Image Industries, Inc. of our report dated October 6, 1995, relating to the consolidated balance sheets of New Image Industries, Inc. and subsidiary as of June 30, 1995 and 1994 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended June 30, 1995, which reports appear in the Annual Report on Form 10-K of New Image Industries, Inc. for the fiscal year ended June 30, 1995. It should be noted that we have not audited any financial statements of the Company subsequent to June 30, 1995 or performed any audit procedures subsequent to June 30, 1995 or performed any audit procedures subsequent to the date of our report.


                                 ARTHUR ANDERSEN LLP


Los Angeles, California
October 6, 1995




                                     EXHIBIT 24.1